EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PhotoWorks, Inc. 1999 Stock Incentive Compensation Plan, as amended, of our report dated November 8, 2002 (except for Note F, as to which the date is December 20, 2002), with respect to the consolidated financial statements and schedule of PhotoWorks, Inc. included in the Annual Report (Form 10-K) for the year ended September 28, 2002, filed with the Securities and Exchange Commission.

                                                                                     /s/ Ernst & Young LLP

Seattle, Washington
March 31, 2003